Company Press Release                                               Exhibit 99.2
Source Lakeland Industries, Inc.



Lakeland Reports Positive Sales Comparisons for the 3 Months Ended April 30,
----------------------------------------------------------------------------
2003
----

Q1 '04 Net Sales of $23.825 Million - Up 15.4% Over Q1'03 of $20.643 Million

Q1 '04 Basic Earnings Per Share of $.29 - Down 3% Over Q1'03 of $.30 a share adjusted for the 10% stock dividend issued 7/31/02




RONKONKOMA, NY, June 11, 2003 - Lakeland Industries, Inc. (National NASDAQ
Symbol: LAKE), a leading manufacturer of industrial protective apparel, today reported record sales for its first quarter ended April 30, 2003.

From a sales perspective this was the Company's highest quarterly revenue in its history and can be attributed to an improving economy, Fire Act Federal Spending, SARS related garment demands at our Toronto, Canada and Chinese subsidiaries, and to customer anticipation of the May 12, 03 price increases, announced on March 7, 2003.

Lakeland's net income for the three months ended April 30, 2003, decreased slightly this first quarter ended April 30, 2003 to $864,000 from $896,000 for the three months of the first quarter fiscal 2003 - down 3%. As for the net income per diluted share, Lakeland reported $.29 versus $.30 for the same period last year.

Although sales increased by 15.4% in the Company's first quarter compared to last year, earnings decreased slightly by $32,000, because starting March 1, 2003 the company incurred an increase in the price of raw materials of approximately 3%, but could not impose a price increase on its finished products until May 12, 2003 due to market conditions.

SARS spending by Chinese and Canadian authorities continued strongly into the Company's second quarter, but it is management's belief that the epidemic will be mostly contained by August and that spending in this area may slow down thereafter.

Sales of high-end chemical suits for terrorist response increased by 41% this quarter over last year's comparable quarter, management believes, in response to the release of $360 million by FEMA to fire departments in late 2002 and early 2003, (the "Fire Act").

This grant program has been doubled to $750 million for 2003, and Lakeland's management estimates these monies will start being disbursed by FEMA in September 2003.

Sales at Lakeland's Fire Division (primarily fire coats for fireman) increased by 62%, this quarter over last year's comparable first quarter, again in response to Fire Act spending.

At April 30, 2003, Lakeland's balance sheet included total assets of $43.2 million working capital of $18.3 million, total current liabilities of $20.5 million and stockholders' equity of $22.2 million or $7.48 per share of book value.



                   LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

      ASSETS                                                                    April 30,     January 31,
                                                                                  2003           2003
                                                                               (Unaudited)
      Current Assets:
Cash and cash equivalents ..................................................   $ 1,384,210   $ 1,474,135
Accounts receivable, net of allowance for
  doubtful accounts of $269,000 at April 30, 2003 and
  $343,000 at January 31, 2003 .............................................    13,294,112    10,364,188
Inventories ................................................................    22,372,449    25,470,044
Deferred income taxes ......................................................     1,001,133     1,001,133
Other current assets .......................................................       754,281       549,564
                                                                               -----------   -----------
         Total current assets ..............................................    38,806,185    38,859,064
Property and equipment, net of accumulated
  depreciation of $3,916,000 at April 30, 2003
  and $3,708,000 January 31, 2003 ..........................................     3,734,504     3,356,835

Other assets ...............................................................       694,940       606,835
                                                                               -----------   -----------
                                                                               $43,235,629   $42,822,734
                                                                               ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current Liabilities:
Accounts payable ...........................................................   $ 4,015,631   $ 3,014,038
Current portion of long-term liabilities ...................................    15,235,469    16,657,882
Accrued expenses and other current liabilities .............................     1,221,840     1,262,175
                                                                               -----------   -----------
     Total current liabilities .............................................    20,472,940    20,934,095
Long-term liabilities ......................................................       514,572       514,572
Deferred income taxes ......................................................        14,643        14,643

Commitments and Contingencies

Stockholders' Equity
  Preferred stock, $.01 par; authorized
  1,500,000 shares (none issued)
Common stock, $.01 par; authorized
10,000,000 shares; issued and outstanding
  2,972,407 shares at April 30, 2003
     and 2,969,107 at January 31, 2003 .....................................        29,724        29,691
Additional paid-in capital..................................................     8,772,390     8,762,673
Retained earnings ..........................................................    13,431,360    12,567,060
                                                                               -----------   -----------
     Total stockholders' equity ............................................    22,233,474    21,359,424
                                                                               -----------   -----------
                                                                               $43,235,629   $42,822,734
                                                                               ===========   ===========

            See notes to condensed consolidated financial statements.

                   LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                                       THREE MONTHS ENDED
                                                                                            April 30,
                                                                                      2003            2002
                                                                                      ----            ----
Net sales ....................................................................   $ 23,824,886    $ 20,643,184
Cost of goods sold ...........................................................     19,729,070      16,469,299
                                                                                 ------------    ------------
Gross profit .................................................................      4,095,816       4,173,885
Operating expenses ...........................................................      2,623,162       2,727,947
                                                                                 ------------    ------------
Operating profit .............................................................      1,472,654       1,445,938
Other income, net ............................................................         15,442           9,883
Interest expense .............................................................       (137,796)       (175,662)
                                                                                 ------------    ------------
Income before income taxes ...................................................      1,350,300       1,280,159
Provision for income taxes ...................................................        486,000         384,000
                                                                                 ------------    ------------
Net Income.............................................................. .....   $    864,300    $    896,159
                                                                                 ============    ============

Net income per common share*
         Basic................................................................           $.29    $        .30
                                                                                 ============    ============
         Diluted..............................................................           $.29    $        .30
                                                                                 ============    ============

Weighted average common shares outstanding*
         Basic ...............................................................      2,969,997       2,953,060
                                                                                 ============    ============
         Diluted .............................................................      2,977,052       2,968,268
                                                                                 ============    ============

See notes to condensed consolidated financial statements

Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "could," "should," "may," "feels," "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, and the other risks. Actual results may differ materially from those projected. The company disclaims, however, any intent or obligation to update these forward-looking statements

For further information on the Company see http/www.Lakeland.com - products in Green or Financial Info in Black or contact:

Christopher J. Ryan or Raymond J. Smith
Lakeland Industries Inc.
Tel. # 631-981-9700 Fax # 631-981-9751
E-mail:  annz@lakeland-ind.com